As filed with the Securities and Exchange Commission on December 17, 1999

                                                      Registration No. 333-82139

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 [PRE-EFFECTIVE]
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                               ACXIOM CORPORATION
               (Exact name of registrant as specified in charter)

                 Delaware                                   71-0581897
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                  Identification No.)

                                1 Information Way
                           Little Rock, Arkansas 72202
                                 (501) 342-1000
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                Charles D. Morgan
                               Acxiom Corporation
                                1 Information Way
                           Little Rock, Arkansas 72202
                                 (501) 342-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                               Paul B. Benham III
                          Friday, Eldredge & Clark, LLP
                       400 West Capitol Avenue, Suite 2000
                        Little Rock, Arkansas 72201-3493
                                 (501) 370-1559


        Approximate date of commencement of proposed sale to the public:
               From time to time after the effective date of this
           registration statement as determined by market conditions.

                           [S-3 Cover Page Continued]

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is to be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 165,546 SHARES
                              ACXIOM(R) CORPORATION
                                  COMMON STOCK
                                ----------------

         The selling stockholders, as described on page 1, are selling 165,546 shares of Acxiom common stock.


         Acxiom's common stock is traded on the Nasdaq National Market System under the symbol "ACXM." On December 16, 1999, the closing sale price of Acxiom common stock on Nasdaq was $20 3/4 per share.


         Risk factors associated with this offering of Acxiom common stock are discussed at page 1.

         Each of the selling stockholders may offer and sell from time to time shares of Acxiom common stock directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The price to the public and the net proceeds to the selling stockholders from sales of their shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these
securities   in  any  state   where   the  offer  or  sale  is  not   permitted.

                              -------------------

                  The date of this Prospectus is ______, 1999.

                                TABLE OF CONTENTS

                                                                            PAGE


RISK FACTORS .................................................................1
ACXIOM........................................................................3
USE OF PROCEEDS BY ACXIOM.....................................................4
PRICE RANGE OF COMMON STOCK AND DIVIDENDS.....................................4
SELLING STOCKHOLDERS..........................................................5
PLAN OF DISTRIBUTION..........................................................5
LEGAL MATTERS.................................................................5
EXPERTS.......................................................................5
WHERE YOU CAN FIND MORE INFORMATION ABOUT ACXIOM..............................6

         As used in this prospectus, references to "we," "our," "us" and "Acxiom" refer to Acxiom Corporation, its consolidated subsidiaries and its predecessors and not to the selling stockholders. The term "common stock" means Acxiom's common stock, par value $0.10 per share.

         Our principal executive office is located at 1 Information Way, Little Rock, Arkansas 72202 and our telephone number is 501-342-1000. We maintain a World Wide Web site at www.acxiom.com. Information contained on our Web site does not constitute part of this prospectus.

         This prospectus contains forward-looking statements, primarily in the sections captioned "Risk Factors," and "Acxiom." Forward-looking statements represent our judgment relating to, among other things, future results of operations, growth plans, sales capital requirements and general industry and business conditions applicable to us. They are based on our current expectations. Our actual results could differ materially from the information contained in the forward-looking statements due to a number of factors, including the risks described below, changes in the economy or the industry in general, and other unanticipated events that may prevent us from competing successfully in existing or new markets, and hinder our ability to manage our growth effectively.

         No one has been authorized to give you any information about this offering that is not contained in this prospectus. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any jurisdiction in which it is unlawful to make such offer or solicitation.

                                  RISK FACTORS

         You should carefully consider the risks described below before deciding to invest in our common stock. These risks could materially and adversely affect our business, financial condition and results of future operations. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

         The risks described below are not the only ones we face. Our business operations could also be impaired by additional risks and uncertainties that are not presently known to us, or which we currently consider immaterial.

Legislation relating to consumer privacy may affect our ability to collect data

         There could be a material adverse impact on our direct marketing and data sales business due to the enactment of legislation or industry regulations arising from public concern over consumer privacy issues. Restrictions could be placed upon the collection and use of information that is currently legally available, in which case our cost of collecting some kinds of data might be increased materially. It is also possible that we could be prohibited from collecting or disseminating certain types of data, which could in turn materially adversely affect our ability to meet our clients' requirements.

Data suppliers might withdraw data from us, leading to our inability to provide products and services

         We could suffer a material adverse effect if owners of the data we use were to withdraw the data from us. Data providers could withdraw their data from us if there is a competitive reason to do so or if legislation is passed restricting the use of the data. If a substantial number of data providers were to withdraw their data, our ability to provide products and services to our clients could be materially adversely impacted which could result in decreased revenues, net income and earnings per share.

Failure to attract and retain qualified technical personnel could adversely affect our business

         Competition for qualified technical and other personnel is intense, and we periodically are required to pay premium wages to attract and retain personnel. There can be no assurance that we will be able to continue to hire and retain sufficient qualified management, technical, sales and other personnel necessary to conduct our operations successfully, particularly if the planned growth continues.

Short-term contracts affect predictability of revenues

         While approximately 51% of our total revenues is currently derived from long-term client contracts (defined as contracts with initial terms of three years or longer), the remainder is not. With respect to that portion of our business which is not under long-term contract, revenues are less predictable, and we must consequently engage in continual sales efforts to maintain revenue stability and future growth.

We must continue to improve and gain market acceptance of our technology to remain competitive and grow

         Maintaining technological competitiveness in our data products, processing functionality, software systems and services is key to our continued success. Our ability to continually improve our current processes and to develop and introduce new products and services, such as the Acxiom Data Network(SM) and the AbiliTec(SM) technology, is essential in order to maintain our competitive position and meet the increasingly sophisticated requirements of our clients. If we fail to do so, we could lose clients to current or future competitors which could result in decreased revenues, net income and earnings per share. In addition, failure to gain market acceptance of our new products and services, including the Acxiom Data Network and AbiliTec, or the acceptance of these or other products on a less rapid basis than expected could adversely affect our growth.

Year 2000 problems could affect our ability to deliver products and services

         Many computer systems and equipment and instruments were designed to only recognize the last two digits of the calendar year. With the arrival of the Year 2000, these systems may encounter operating problems due to their inability to correctly distinguish years after 1999. We believe that with modifications to existing software and conversions of new software the Year 2000 issue can be mitigated. However, the systems of vendors on whom we rely may not be converted in a timely fashion or a vendor or customer may fail to convert its systems to be Year 2000-ready which could materially adversely impact our ability to deliver products and services to our clients.

Loss of data center capacity or interruption of telecommunication links could adversely affect our business

         Our ability to protect our data centers against damage from fire, power loss, telecommunications failure or other disasters is critical to our future. The on-line services we provide are dependent on links to telecommunication providers. We believe we have taken reasonable precautions to protect our data centers and telecommunication links from events that could interrupt our operations. Any damage to our data centers or any failure of our telecommunication links that causes interruptions in our operations could materially adversely affect our ability to meet our clients' requirements, which could result in decreased revenues, net income and earnings per share.

The failure to favorably negotiate or effectively integrate acquisitions could adversely affect our business

         Our growth strategy currently includes growth through acquisitions. While we believe we have been successful in implementing this strategy during the past three years, there is no certainty that future acquisitions will be consummated on acceptable terms or that any acquired assets, data or businesses will be successfully integrated into our operations. Our failure to identify appropriate acquisition candidates, to negotiate favorable terms for future acquisitions, or to integrate them in our operations could result in decreased revenues, net income and earnings per share.

Postal rate increases could lead to reduced volume of business

         The direct marketing industry has been negatively impacted from time to time during past years by postal rate increases. Any future increases will, in our opinion, force direct mailers to mail fewer pieces and to target their prospects more carefully. This sort of response by direct mailers could affect us by decreasing the amount of processing services purchased from us, which could result in lower revenues, net income and earnings per share.

                                     ACXIOM

         We are a global leader in providing comprehensive information management solutions using customer, consumer and business data. Our products and services enable our clients to use information to improve business decision-making and effectively manage existing and prospective customer relationships. We believe that we offer our clients the most technologically advanced, accurate and timely solutions available. Our solutions are customized to the specific needs of our clients and the industries in which they operate.

         We target organizations that view data as a strategic competitive advantage and an integral component of business decision-making. Historically, our client base has primarily been Fortune 1000 companies in the financial services, insurance, information services, publishing, retail and telecommunications industries. Current clients include AT&T, ADP, Advance Publications, Allstate, Bank of America, Citibank, General Electric, GTE, IBM, Prudential, Sears, Trans Union and Wal-Mart. More recently, our industry focus has expanded to include the pharmaceuticals/healthcare, e-commerce, Internet, utilities, automotive, technology, packaged goods and media/entertainment industries. Representative clients in these new industries include 3Com, DaimlerChrysler, Procter & Gamble, Searle, Bristol-Myers Squibb, Novell and Netscape.

         Our primary development initiative over the past two years has been the Acxiom Data Network and AbiliTec, its related linking technology. The Acxiom Data Network is a web-enabled technology that allows us to cost effectively provide our clients with real-time desktop access to actionable information over the Internet and via private networks. We expect the ease of use and low cost delivery of the Acxiom Data Network will allow us to extend our scope of services in the existing markets we serve and expand our client base to include the middle market and small office/home office companies seeking customer relationship management solutions.


         In a press release dated October 26, 1999, the Company, in a forward-looking statement, disclosed plans to increase investment in technology to support the Acxiom Data Network(SM) and AbiliTec(SM) products. Management expects this required additional investment to be offset by opportunities and savings in other areas for the current fiscal year. However, as the investment is increased, earnings growth may be impacted and may be in the 15%-20% range for approximately 2 to 2 1/2 years. After this investment period, margins are expected to increase above current levels as a result of efficiencies generated by these products.

                            USE OF PROCEEDS BY ACXIOM

         We will not receive any proceeds from the sale of shares by the selling stockholders.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         The following table shows for the periods indicated the high and low closing sales prices of Acxiom common stock as reported on the Nasdaq National Market System.

         Fiscal Year Ended                           High         Low

March 31, 1998:
         First Quarter                               $20-1/2    $12-1/8
         Second Quarter                               21-1/8     17-5/16
         Third Quarter                                19-1/4     15-1/8
         Fourth Quarter                               25-5/8     17

March 31, 1999:
         First Quarter                               $25-5/8    $20-1/8
         Second Quarter                               28-1/8     20
         Third Quarter                                31         16-5/8
         Fourth Quarter                               29-5/8     21-15/16

March 31, 2000:
         First Quarter                               $25 5/16   $23
         Second Quarter                               29 3/8     16 3/8
         Third Quarter                                23 1/8     14 3/4
         (Through December 16, 1999)


        Acxiom has never paid cash dividends on its common stock. Acxiom presently intends to retain earnings to provide funds for its business operations and for the expansion of its business. Thus, it does not anticipate paying cash dividends in the foreseeable future.

                              SELLING STOCKHOLDERS

         Three selling stockholders, Messrs. Jeffrey Lund, Eric S. Gewirtz and Mark R. Sullivan, all of whom we employ, are offering an aggregate of 165,546 shares of our common stock. Each of these selling stockholders own 55,182 shares of our common stock. Following the sale of their shares being registered pursuant to this offering, they will not own any shares of our common stock. Messrs. Lund, Gewirtz and Sullivan received their shares as partial payment of the purchase price for our April 1999 acquisition of assets of Horizon Systems, Inc.

                              PLAN OF DISTRIBUTION

         The selling stockholders may effect the distribution of the shares in one or more transactions that may take place through the Nasdaq Stock Market, including block trades or ordinary broker's transactions, through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. Sales of the shares will be made at market prices prevailing at the time of sale or at negotiated prices. Selling stockholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales, as well as the fees of their attorneys and accountants. We have agreed to pay all expenses, including filing fees, relating to preparation of the registration statement, and the fees of our attorneys and accountants.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for Acxiom by Friday, Eldredge & Clark, LLP, Little Rock, Arkansas.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedule of Acxiom as of March 31, 1999 and 1998, and for each of the years in the three-year period ended March 31, 1999, which are included in Acxiom's Current Report on Form 8-K dated December 1, 1999, and incorporated by reference in the prospectus and the registration statement, except as to the consolidated financial statements as they relate to May & Speh, Inc. for the year ended September 30, 1996, have been audited by KPMG LLP, independent accountants, and as they relate to May & Speh, Inc. for the year ended September 30, 1996 (not presented separately therein), by PricewaterhouseCoopers LLP, independent accountants, whose reports have been incorporated by reference in the prospectus and registration statement upon the authority of said firms as experts in accounting and auditing.

         The consolidated financial statements and related financial statement schedule of Acxiom as of March 31, 1999 and 1998, and for each of the years in the three year period ended March 31, 1999, which are incorporated in the Acxiom Annual Report on Form 10-K for the year ended March 31, 1999 have been superseded by the consolidated financial statements and related financial statement schedule included in the Company's Form 8-K filed on December 1, 1999 and incorporated herein by reference.

                       WHERE YOU CAN FIND MORE INFORMATION
                                  ABOUT ACXIOM

         The SEC allows us to "incorporate by reference" information filed with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock described in this prospectus are sold:

               (i) Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

               (ii) Form 8-K filed on June 21, 1999 and Form 8-K/A filed on June
                    25, 1999;

               (iii) Form 8-K filed on July 23, 1999;

               (iv) Form 8-K filed on December 1, 1999;

               (v) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999;

               (vi) The  description  of  our  capital  stock  contained  in the registration statement on Form 8-A of CCX Network, Inc., which is now known as Acxiom Corporation, dated February 4, 1985, and any amendments or updates to that form; and

               (vii)The  description  of our  preferred  stock  purchase  rights contained in the registration statement on Form 8-A/A dated June 4, 1998.

         Acxiom will provide you with free copies of any of these documents, without exhibits, unless an exhibit is incorporated into the document by reference, if you write us or call us at: Acxiom Corporation, 1 Information Way, Little Rock, Arkansas 72202, Attention: Catherine L. Hughes, telephone (501) 252-1320.

         Acxiom is subject to the  information  requirements  of the  Securities
Exchange Act of 1934 and, pursuant to such act, files reports and other information with the SEC. Acxiom has also filed a registration statement on Form S-3 with the SEC relating to this offering of Acxiom common stock by the selling stockholders. Such reports, proxy statements, registration statement and other information can be inspected and copied at the public reference room of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Acxiom's filings with the SEC also are available to the public at the SEC's web site: "http://www.sec.gov."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses payable by Acxiom in connection with the offering described in this registration statement.

Securities and Exchange
 Commission registration
 fee                                                  $ 1,526
Legal fees                                             10,000
Accountants' fees                                      10,000
Miscellaneous expenses                                  3,474
                                                     --------
         TOTAL                                        $25,000


Item 15. Indemnification of Directors and Officers.

         Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

         The Acxiom Charter provides that, to the fullest extent permitted by Delaware corporate law, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

         Indemnification. Section 145 of Delaware corporate law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by Delaware corporate law.

         Insurance. Acxiom has in effect directors' and officers' liability insurance and fiduciary liability insurance. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

Item 16. Exhibits.

     Number                                 Description

*     3.1           Amended and Restated  Certificate  of  Incorporation  of the
                    Registrant  (previously  filed as Exhibit  3(i) to  Acxiom's
                    Quarterly Report on Form 10-Q for the quarterly period ended
                    June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference).

*     3.2           Amended and Restated  Bylaws of the  Registrant  (previously filed as Exhibit 3(b) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1991, Commission File
                    No. 0-13163, and incorporated herein by reference).

*     4.1           Specimen  Common  Stock  Certificate  (previously  filed  as
                    Exhibit 4.1 to the  Registrant's  Registration  Statement on
                    Form  S-4  (No.   333-61639)   filed  August  17,  1998  and
                    incorporated herein by reference).

*     4.2           Rights Agreement,  dated January 28, 1998 between Acxiom and
                    First  Chicago  Trust  Company of New York,  as Rights Agent
                    (the  "Rights  Agreement"),  including  the  forms of Rights
                    Certificate and of Election to Exercise, included in Exhibit
                    A to the Rights  Agreement,  and the form of  Certificate of
                    Designation  and Terms of  Participating  Preferred Stock of
                    the  Registrant,   included  in  Exhibit  B  to  the  Rights
                    Agreement   (previously   filed  as   Exhibit   4.1  to  the
                    Registrant's  Current  Report on Form 8-K dated February 10,
                    1998, Commission File No. 0-13163, and incorporated herein by reference).

*     4.3           Amendment  Number  One,  dated  as of May 26,  1998,  to the
                    Rights  Agreement  (previously  filed  as  Exhibit  4 to the
                    Registrant's  Current Report on Form 8-K dated June 4, 1998,
                    Commission File No. 0-13163, and incorporated herein by reference).


      5 Opinion of Friday, Eldredge & Clark, LLP, regarding the validity of the securities being registered.


     23.1           Consent of KPMG LLP.


     23.2 Consent of Friday, Eldredge & Clark, LLP (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).


     23.3           Consent of PricewaterhouseCoopers LLP.

**   24             Powers of Attorney.

----------------
*        incorporated herein by reference as indicated
**       previously filed herein


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. That, for purposes of determining liability under the Securities Act of 1933:

                  (a) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

                  (b) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Acxiom certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 17th day of December, 1999.


                                            ACXIOM CORPORATION

                                            /s/ Catherine L. Hughes
                                            ------------------------------------
                                            (Catherine L. Hughes,
                                             Secretary and Corporate Counsel)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on the 17th day of December, 1999.



           *           , Financial Leader
----------------------- (principal financial
(Robert S. Bloom)        officer and principal
                         accounting officer)


           *           , Director
-----------------------
(Dr. Ann H. Die)


           *           , Director
-----------------------
(William T. Dillard II)


           *           , Director
-----------------------
(Harry C. Gambill)


           *           , Director
-----------------------
(Roger S. Kline)


           *           , Director
-----------------------
(Thomas F. (Mack) McLarty, III)

           *           , Chairman of the Board and
-----------------------  Company Leader (principal
(Charles D. Morgan)      executive officer)


           *           , Director
-----------------------
(Robert A. Pritzker)


           *           , Director
-----------------------
(James T. Womble)


*By: /s/ Catherine L. Hughes
    ----------------------------
     Catherine L. Hughes
    (Attorney-in-Fact)

         Catherine L. Hughes, by signing her name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                                INDEX TO EXHIBITS


    Exhibit
    Number                             Exhibit

*    3.1            Amended and Restated  Certificate  of  Incorporation  of the
                    Registrant  (previously  filed as Exhibit  3(i) to  Acxiom's
                    Quarterly Report on Form 10-Q for the quarterly period ended
                    June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference).

*    3.2            Amended and Restated  Bylaws of the  Registrant  (previously filed as Exhibit 3(b) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1991, Commission File
                    No. 0-13163, and incorporated herein by reference).

*    4.1            Specimen  Common  Stock  Certificate  (previously  filed  as
                    Exhibit 4.1 to the  Registrant's  Registration  Statement on
                    Form  S-4  (No.   333-61639)   filed  August  17,  1998  and
                    incorporated herein by reference).

*    4.2            Rights Agreement,  dated January 28, 1998 between Acxiom and
                    First  Chicago  Trust  Company of New York,  as Rights Agent
                    (the  "Rights  Agreement"),  including  the  forms of Rights
                    Certificate and of Election to Exercise, included in Exhibit
                    A to the Rights  Agreement,  and the form of  Certificate of
                    Designation  and Terms of  Participating  Preferred Stock of
                    the  Registrant,   included  in  Exhibit  B  to  the  Rights
                    Agreement   (previously   filed  as   Exhibit   4.1  to  the
                    Registrant's  Current  Report on Form 8-K dated February 10,
                    1998, Commission File No. 0-13163, and incorporated herein by reference).

*    4.3            Amendment  Number  One,  dated  as of May 26,  1998,  to the
                    Rights  Agreement  (previously  filed  as  Exhibit  4 to the
                    Registrant's  Current Report on Form 8-K dated June 4, 1998,
                    Commission File No. 0-13163, and incorporated herein by reference).


     5 Opinion of Friday, Eldredge & Clark, LLP, regarding the validity of the securities being registered.


     23.1           Consent of KPMG LLP.


     23.2 Consent of Friday, Eldredge & Clark, LLP (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).


     23.3           Consent of PricewaterhouseCoopers LLP.

**   24             Powers of Attorney.

----------------------
*        incorporated herein by reference as indicated
**       previously filed herein